SPRINT WHOLESALE SERVICES
                             DATA AND PRIVATE.LINE
                                   AGREEMENT

SPRINT COMMUNICATIONS COMPANY LP. ("Sprint") and NORSTAN NETWORK SERVICES ("Customer") enter into this Agreement ("Agreement'). Sprint and Customer are "Parties." The Parties agree that this Agreement will sure and replace the Sprint Wholesale Services Data and Private Line Agreement bees Sprint and Norstan Network Services signed by Customer on August 30, 2000 and Sprint on September 19, 2000, and as amended, as of the Commencement Date of this Agreement.

Sprint and Customer agree that the terms and conditions in this Agreement, its Attachments, and any Order for Services ('Order") will govern Sprint's provision and Customers use of Services. Customer is purchasing Services under this Agreement for resale to' it customers ("End Users").

I.   TERM

     A. Term of Agreement. This Agreement is effective as to each Party when signed by that Party. The Term of the Agreement will commence on the first day of the second month following the month in which Sprint executes the Agreement. The Term continues for the period specified in Attachment A.

     B. Term of Services. The initial term for Service ("Initial Service Term") will be stated on the Order and will begin on the first day .of the month following the date the Service is installed and available. If Customer orders a Service with a term (for example, 3 years) that extends beyond the Agreement's term, this Agreement and pricing will remain in effect for that Service until the term for that Service expires. If the term of a Service expires and there is then no Agreement between the Parties, continued use of the Service will be invoiced month-to-month at Sprint's current tariff or standard list pricing, terms and conditions in effect at the time the Service term expires.

II.  SERVICES

     A. Services are described in the Attachments. Customer must submit an Order to obtain Services pursuant to this Agreement. Customer may purchase, and Sprint will provide, Service under the terms and conditions in this Agreement and the Order.

     B. Access. Sprint-provided access is pursuant to Sprint FCC Tariff #8. When Customer or Sprint (as Customer's agent) orders access for Services, Local Exchange Carrier (LEC) tariffs may apply. Sprint and Customer are responsible for their respective compliance with those tariffs. Sprint is not responsible for delays in provisioning Service that are caused by the LEC. Access charges for circuits of DS3 and greater will be separately priced per Special Customer Arrangement.

     C. Delivery. Sprint will schedule the delivery of the Service in accordance with a mutually agreed upon delivery date.

III. MINIMUM MONTHLY COMMITMENT

     A. Minimum Monthly Commitment ("MMC") is the amount of Services that Customer commits to purchase during each month of the Term. Customer's MMC is stated in Attachment A.

     B. MMC Shortfall Liability. If Customer fails to meet its MMC, unless caused by Sprint's material failure to perform under this Agreement, Customer will pay Sprint, in addition to other applicable charges, the difference between the MMC and Customer's actual MMC Contributory Service Usage Charges for each month in which Customer does not achieve the MMC.

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IV.   PRICES

     A. Prices are in the Attachments. Prices (except those subject to Tariff) are fixed for the Term. Prices stated in the Attachments apply to Services ordered and installed, or renewed, after the Effective Date and prior to the termination or expiration of the Agreement.

     B. Sprint may adjust its rates and charges or impose additional rates or surcharges on Customer in order to recover amounts it is required by governmental or quasi- governmental authorities to collect on behalf of or pay to others in support of statutory or regulatory programs.

V.   INVOICES AND PAYMENT

     A. Payment Obligation. Customer will pay Sprint for Services in accordance with this Agreement and any applicable Tariffs.

     B. Payment Procedure. Sprint will invoice Customer monthly for Services. Invoices are due and payable 30 days from invoice date. Undisputed charges that Customer fails to pay within 30 days from the date of the invoice are subject to interest from the date of the invoice at the maximum rate allowed by law, not to exceed 1 '/2% per month.

     C. Taxes. The price of Service excludes applicable taxes. Customer will pay applicable taxes, which will be stated separately on each invoice. Sprint will not bill Customer for taxes if Customer provides Sprint with certificates from appropriate taxing authorities exempting Customer from taxes.

     D. Billing Disputes. If Customer, in good faith and by the due date of the disputed invoice, disputes Sprint's computation of amounts due, Customer may withhold payment of the disputed amount, but Customer must pay all charges not in dispute per the payment terms in this Agreement. An amount is not in dispute until Customer has provided Sprint with written documentation explaining the disputed amount and describing the dispute's factual and legal basis. Customer will cooperate with Sprint to resolve any dispute expeditiously. Disputed amounts are due and payable immediately once Sprint denies the dispute in writing.

     E. Collection. Customer is responsible for amounts it cannot collect from End Users, including but not limited to fraudulent charges, and for billing adjustments or credits it grants End Users, including adjustments for fraudulent charges.


VI.  PAYMENT SECURITY

     Provision of Service is contingent on credit approval by Sprint. Upon Sprint's request, Customer must provide Sprint with financial statements or other indications of Customer's financial and business circumstances. If:
     (a) Customer's financial or business circumstances or payment history is or, during the Term, becomes unacceptable to Sprint; (b) Customer fails to make timely payments in accordance with Section V; (c) Customer exceeds its credit limit; -or (d) Sprint has reason to believe that Customer is insolvent, then Sprint may require a deposit, irrevocable letter of credit or other form of security acceptable to Sprint, or, if Customer has previously provided security, Sprint may request additional security. Customer's failure to provide the requested security within 5 days following Sprint`s reasonable request is a default. If Customer exceeds its credit limit by more than 20%, the excess amount is due immediately upon Sprint's request and ' Customer's failure to provide immediate payment will be a breach of this Agreement. Customer's breach of or default under any related security agreement or Promissory Note is a breach of this Agreement.

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VII.    TERMINATION OF SERVICESIEARLY SERVICE TERMINATION  CHARGE

     A. To terminate Services, Customer must provide Sprint with 30 days' prior written notice. If Customer terminates any Service before the expiration of the term for that Service, Customer must pay early service termination changes described in the Attachments. In addition, if Customer terminates a Service having access of T-3 or greater bandwidth before the end of the Service term, then Customer must pay Sprint for 100% of the remaining access charges imposed by the LEG to which Sprint has committed on behalf of Customer as follows: (1) for Customer-provided access, Customer must -pay Sprint the EFC and COC monthly recurring charges for each month remaining in the Service term; or (2) for Sprint-provided access, Customer must pay Sprint the ACF, COC, and local loop monthly recurring charges for each month remaining in the Service term.

     B. Except for the access reimbursement on bandwidth of T-3 or greater, Sprint will' waive the otherwise applicable early termination charges for any Service if Customer orders a replacement Service of the same or greater bandwidth with a term equal to the greater of: (a) the Term remaining on the original Service; or (b)12 months. Customer must order the replacement Service during the 30 days immediately following the termination of the original Service. The replacement Service must be installed within 60 days of the order for the replacement Service. Customer must pay the access reimbursement described in Section VILA even if it orders a replacement Service unless the replacement Service is at the same Service location as the terminated Service.


VIII. CUSTOMER RESPONSIBILITIES, REPRESENTATIONS AND WARRANTIES

     A.   Customer will:

          1. at its own expense provide all necessary preparations required to comply with Sprint's installation and maintenance specifications;

          2. be responsible for the costs of relocation of Services once installed; and

          3. provide to Sprint and to its suppliers reasonable access to Customer's premises to perform any acts required by an Order; and-

          4. comply with Sprint's network interface procedures when it orders it own access facilities.

     B. Customer will properly use the Services. Customer will be liable for any and all Y damages to Services located on Customer's premises excluding reasonable wear and tear and damages caused by Sprint Upon expiration or termination of the Order, Customer will surrender to Sprint any equipment and other property owned by Sprint and provided to Customer.

     C. Customer will not nor will it permit or assist others to:

          1. use Services for any purpose other than that for which they are intended;.

          2.   alter, tamper with, adjust or repair the Services.

     D. Customer represents and warrants that it:

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          1.   has obtained all required  certificates of public convenience and necessity, licenses and regulatory approvals and that it Is. authorized to provide service to End Users;

          2. will immediately notify Sprint if any required certificate of public convenience and necessity, license or other regulatory approval Is revoked, suspended or otherwise ceases to be effective; and

          3.   will comply with all applicable laws, rules and regulations.

     E.  Duties.   Customer  is  not  relieved  of  any  duty,   obligation   or
     responsibility under this Agreement because service is ultimately provided to End Users.

     F. End Users. Customer is solely responsible for End User solicitation, service requests, creditworthiness, customer service, billing and collection. Customer is responsible for payment to Sprint without regard to Customer's ability to charge for Services used by End Users or to collect payment from End Users.

     Upon the occurrence or breach of any of the above, Sprint may suspend its performance and/or terminate this Agreement with no further obligation to Customer.

IX.  HARDWARE OR SOFTWARE NOT PROVIDED BY SPRINT

     A. Customer and not Sprint is responsible for the installation, operation, or maintenance of hardware or software not provided by Sprint. Sprint is not responsible for the transmission or reception of information by such hardware or software.

     B. Customer is responsible for the selection, use and compatibility of hardware or software not provided by Sprint. If hardware or software not provided by Sprint impairs Customer's use of the Service, Customer is nonetheless liable for payment for the Service. Upon notice from Sprint that the hardware or software not provided by Sprint is causing or is likely to cause hazard, interference, or service obstruction Customer will eliminate such hazard, interference, or service obstruction. Sprint may suspend the provision of the Service until such hazard, interference, or service obstruction is corrected. If requested by Customer, Sprint may, at its then current rates, troubleshoot difficulties caused by hardware or software not provided by Sprint.

     C. Sprint is not responsible if any changes in the Service cause hardware or software not provided by Sprint to become obsolete, require modification or alteration, or otherwise affect performance of such hardware or software.

     D. If Customer provides its own router to interface with the Services, then Customer is fully responsible for the installation, maintenance, and configuration of such router. Sprint must approve in advance the make, model and/or software revision of a Customer provided router. Sprint has the right, in cooperation with Customer, to set the initial configuration for the router interface into the Service.

X.   INDEMNIFICATION

     A. Property and Personal Injury Indemnity. Each Party will indemnify and defend the other Party, its directors, employees, agents and their successors and assigns from and against all claims, demands, causes of action, losses, damages, expenses or liabilities, including costs and reasonable attorneys' fees, arising out of claims made by third parties for personal injury (or death) or loss or damage to personal property, arising out of or related to the negligent or willful misconduct, errors or omissions, of the indemnifying Party or its subcontractors, directors, employees, agents or representatives.

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     Claims  made by  employees  of a Party that are  covered  under  applicable workers' compensation laws are not indemnified under this Section.

B.   Proprietary Rights Indemnity.

          1. If Customer notifies Sprint promptly in writing of a the claim and gives Sprint full and complete ate, information and assistance, at Sprint's expense, for the. claim's defense and settlement, and if Customer or its agents does not by any act (including any admission or acknowledgement) materially impair or compromise a claim's defense, Sprint will defend any third-party claim and pay all court-awarded damages brought against Customer based on an allegation that Sprint-provided Services infringe on any copyright, trade-secret, or patent, protected under United States' laws. For any of these third-party claims Sprint receives or to minimize the potential. for such a claim, Sprint may, at .its option and expense, either procure the right for Customer to continue using the Services, replace or modify the Services with comparable Services, or terminate the Services.

          2. Customer will indemnify and defend Sprint from and against all claims, demands, causes of action, losses, damages, expenses or liabilities, including costs and reasonable attorneys' fees, arising out of claims made by third parties that the use of Customer-provided hardware or software infringes on a patent or copyright.

     C. Customer will indemnify and defend Sprint from and against all claims, demands, causes of action, losses, damages, expenses or liabilities, including casts and reasonable attorneys' fees caused by any third party claims: (a) arising from information, data, or messages transmitted over the network by Customer including, but not limited to, claims for libel, slander, invasion or privacy, infringement or copyright, and invasion and/or alteration of private records or data; or (b) alleging Customer's violation of any federal or state law, rule or regulation.


XI   PROPERTY RIGHTS PROTECTION

     A. License. Sprint grants to Customer a non-exclusive and non-transferable license to use software which may be provided with or included in the Services for the sole purpose of enabling Customer to use such Services.

     B. Title. Sprint or its suppliers retain title and property rights to Sprint-provided software and equipment, whether or not they are embedded in or attached to realty. Customer neither owns nor will it acquire any claim or right of ownership to:

          1.   Sprint-provided equipment not purchased by Customer;

          2. software (including the original media and all subsequent copies of the software, regardless of the media's form) and associated documentation (including copies);

          3.   any  patents,  copyrights,   trademarks,  or  other  intellectual
               property related to Section XI.B.1. or 2; or

          4.   IP addresses assigned to Customer.

     C. Trade Secret Protection. Sprint Services are valuable trade secrets of Sprint or its suppliers. Customer will protect any software it uses that is

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     provided with or included in Services, and will make no attempt to examine, copy, alter, reverse engineer, tamper with or otherwise misuse such software.

XII. BREACH OR TERMINATION OF THE AGREEMENT

     A. Sprint Breach. If Sprint materially beaches the agreement and fails to cure such breach within 60 days of receiving written notice of the beach from Customer, then Customer may terminate the Agreement without incurring an Early Termination Charge. A material breach by Sprint does not include any failure to perform due to a failure caused by the local exchange carrier, Customer premise equipment, Customer or any other failure caused by circumstances not within the sole control of Sprint

     B. Customer Breach.

     1. In addition to the other remedies in this Agreement; Sprint may stop providing Service and terminate the Agreement immediately without notice if Customer breaches Section V or VI of the Agreement. If Customer breaches any other provision of this Agreement and fails to cure the breach within 30 days of receiving written notice of the breach from Sprint (or such other period as may be specified in a particular Section), Sprint may, in addition to other remedies available in law or equity, do one or more of the following:

          (a)  refuse to accept additional orders for Service

          (b)  refuse to install new Service types or Service locations;

          (c)  disconnect or block Service Elements;

          (d) discontinue any applicable promotional pricing until Customer is in full compliance with this Agreement;

          (e)  stop providing Service to Customer; or terminate this Agreement

     2. The insolvency, corporate reorganization, arrangement with creditors, receivership, or dissolution of Customer or a change in Customer's majority ownership without Sprints prior written consent (which consent will not be unreasonably withheld) is a breach of the Agreement.

     C. Termination Without Cause. Customer may terminate this Agreement at any time without cause upon 90 days' prior written notice to Sprint and payment to Sprint of the Early Termination Charge described in XII.D. Service will be discontinued the first business day of the fourth month after such notice of termination.

     D. Early Termination Charge. Sprint's rates for Service under this Agreement are in consideration for Customers agreement to purchase Service for the entire Term. It is difficult if not impossible to calculate Sprint's loss if Customer terminates this Agreement under Section XII.C. or Sprint terminates the Agreement due to Customers breach before the Term ends. Thus, if Sprint terminates this Agreement due to Customers material breach, or Customer terminates this Agreement or ceases to use Service to a maternal extent (unless due to Sprint's material breach), Customer must pay Sprint, in addition to all other applicable charges, an Early Termination Charge equal to the MMC multiplied by the number of months remaining in the Term. The Early Termination Charge is to compensate Sprint for its losses, and is not a penalty. Sprint will invoice and Customer must pay the Early Termination Charge in accordance with the payment terms set forth in
     Section V.

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XIII. CONFIDENTIALITY

     A. Obligations of the Parties. The Parties must not disclose any Proprietary Information of the other Party. Proprietary Information is the property of the disclosing Party. A Party receiving Proprietary Information must:

     1. use or reproduce Proprietary Information only when necessary to perform this Agreement;

     2.   provide at least the same care to avoid disclosure or unauthorized use
          of  Proprietary   Information  as  it  provides  to  protect  its  own
          Proprietary Information;

     3. limit access to Proprietary Information to its employees or agents who need the Proprietary Information to perform this Agreement; and

     4. return or destroy all Proprietary Information, including copies, after the need for it has expired, upon request of the disclosing Party, or when the Agreement terminates.

     B. Remedies. Breach of this Section XIII may cause irreparable harm for which monetary damages may be inadequate. Accordingly, in addition to other available remedies, a Party may seek injunctive relief to enforce this
     Section XIII.

     C. "Proprietary Information" means

     1.   the terms of this Agreement, including all Attachments;

     2. written information of a Party that is marked as proprietary of confidential or which is accompanied by written notice that the information is confidential, or

     3. a verbal communication that is later confirmed in writing to the other Party as confidential or proprietary information which (i) maintained in confidence and secrecy by the disclosing Party, (ii) valuable to the disclosing Party because of its confidence or secrecy, and (iii) is subject to the disclosing Parts reasonable efforts to maintain its confidentiality and secrecy.

Proprietary Information does not include information that is:

     1. at any time in the public domain other than through wrongdoing on the part of an entity owing a duty of confidentiality to the disclosing Party,

     2. within legitimate possession of the receiving Party without obligation of confidentiality,

     3. lawfully received from a third party having rights therein without restriction of the right to disseminate the information,

     4.   independently   developed   without   breach  of  any   obligation  of
          confidentiality through parties without access to or knowledge of the Proprietary Information,

     5.   disclosed with prior written approval of the disclosing Party,

     6. transmitted after the disclosing Party has received written notice from the receiving Party that it does not desire to receive further Proprietary Information, or

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     7.   obligated to be produced under a valid court order or. subpoena.

XIV. RELATIONSHIP OF PARTIES

     Neither this Agreement nor the provision of Service constitutes or creates an ration, joint venture, partnership or other form of legal entity or business enterprise between the Parties, their agents, employees or affiliates. Customer !s the service provider with respect to End Users and Sprint is a supplier to Customer with no relationship to End Users. Sprint has no liability for the acts of Customer, its employees or agents.

XV.  USE OF NAME AND MARKS

     A. This Agreement confers no right to use the name, service marks, trademarks, copyrights, patents or carver identification code ("CIC") of either Party except as provided in this Agreement, as agreed to by the Parties, or as required by applicable law or regulation. Neither Party may take any action that would compromise the registered copyrights or service marks of the other. Sprint's name is proprietary and nothing in this Agreement constitutes a license authorizing its use. Customer will not:

     1. promote or advertise Sprint's name or capabilities to End Users or prospective End Users;

     2.   attempt to sell its service using Sprint's name; or

     3. represent to End Users or prospective and Users that they would be Sprint customers or that they may obtain Sprint service from Customer.

     B. If Sprint notifies Customer that Customer has breached this Section, Customer must use its best efforts to immediately cure the breach and must advise Sprint of its corrective action. If, in Sprint's opinion, Customer fails to cure within 15 days of Sprint's notice, then Sprint may, in addition to any other remedy its has, terminate this Agreement.

XVI. SERVICE ACTIVATION AND DISCONNECTION

     A. Activation. Sprint will make reasonable efforts to provide Service within 30 days following Customer's order or the requested delivery date, whichever is later. These time frames will be extended by the time it takes to address activation errors or obtain from Customer a complete and accurate order. If Customer requests expedited Service, Customer will reimburse Sprint for any LEG imposed fees.

     B. Disconnection. The minimum disconnect interval for Service Elements is 35 days. Customer remains liable for all charges incurred until the Service Elements are disconnected.

XVII. LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES

     A. In no event will Sprint be liable, either in contract or in tort, for unauthorized access to Customer's transmission facilities or Customer premise equipment; or for unauthorized access to or alteration, theft, or destruction of Customer's data files, programs, procedure, or information through accident, fraudulent means or devices, or any other method.

     B. Except to the extent caused by the negligence of Sprint, Sprint will not be liable for claims or damages resulting from or caused by: (i) Customer's fault, negligence or failure to perform Customer's responsibilities; (ii) claims against Customer by any other party (except for claims of copyright or patent infringement as specified herein; (iii) any act or omission of any other party; or (iv) equipment or services furnished by a third party.

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     C.  Sprint's  entire  liability  for  its  failure  to  perform  any of its obligations under this Agreement will not exceed an amount equal to the lesser of $100,000 or the monthly charges paid for the effected Services during the preceding 12 months. Sprint will not be liable for any unavoidable damage to Customer's premises.

     D. Sprint will not be liable for any consequential, special, incidental, indirect, exemplary or punitive damages for any cause of action, whether in contract or tort, arising out of this Agreement or in any way related to the relationship between the Parties. Consequential and indirect damages Include, but are not limited to, lost profits, lost revenues or loss of business opportunity, whether or not Sprint was aware or should have been aware of the possibility of such damages.

     E. With respect to the Services, materials and equipment provided hereunder, SPRINT HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED; NOT EXPLICITLY STATED IN THE AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

XVIII. ARBITRATION

     Any dispute arising out of or relating to this Agreement may, at the option of the Parties, be finally settled by arbitration, except that if the provisions of Section XIX of this Agreement are held to be unenforceable, then arbitration of any such dispute is mandatory. Any arbitration will be in accordance with the rules of the American Arbitration Association. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., and judgment upon the award may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, MO metropolitan area.

XIX. WAIVER OF JURY TRIAL

     The Parties mutually, expressly, irrevocably and unconditionally waive trial by jury for any proceedings arising out of, under or in connection with this Agreement. This Section survives the termination of the Agreement.

XX.  JURISDICTION AND VENUE

     Unless a dispute is arbitrated pursuant to Section XVIII, any legal action brought by either Party arising out of or relating to this Agreement must be brought exclusively in the District Court of Johnson County, Kansas or the United States District Court for the District of Kansas located in Kansas City, Kansas. The Parties accept the exclusive personal jurisdiction of these courts. The Parties waive any objection (including, without limitation any objection to the laying of venue or based on the grounds of forum non conveniens) which either Party may now or hereafter have to the bringing of any action in these courts.

XXI. ASSIGNMENT

     Customer may not assign its responsibilities, duties, rights or obligations under this Agreement to any person, corporation, or other entity without the written consent of Sprint, which consent may not be unreasonably withheld. All terms and conditions of this Agreement are binding on any of Customer's successors or assigns.

XXII. FORCE MAJEURE

     A. Except for the performance of obligations in Section V and VI of this Agreement, neither Party will be responsible for any delay, interruption or other failure to perform due to acts beyond a Party's control.

     These acts include, but are not limited to, natural disasters such as lightening, earthquakes, hurricanes, floods or other like causes; war, riot, civil commotion; cable cuts; explosion or fire; embargoes, strikes or labor disputes; decrees of governmental entities; or acts of third parties.

     B. The Party claiming to be affected (the "Claiming Party") must give notice to the other Party if any of these events occurs. Upon this notice the Claiming' Party may, without. liability to the other Party, cancel or delay performance for as long as the event delays the Claiming Party's performance. So long as the Claiming Party Is in full compliance with the provisions of this Section, the other Party may not declare the Claiming Party to be in breach of this Agreement and may not exercise the termination remedies set forth in this Agreement, provided, however, that should the event continue for more than 60 days and adversely and materially impact the other Party, that Party may terminate this Agreement upon payment for all Services delivered before termination, plus all other charges and costs then incurred, without further liability of either Party.

XXIII. NOTICES

     Notices, requests or other communications (excluding invoices) hereunder must be in writing and sent by certified mail or overnight courier addressed as follows:

If to Sprint:   Sprint Communications Company L.P.
        Attention: Vice President-Wholesale Services
        2002 Edmund Halley Drive
        Reston, VA 20191-3436
With copy to:   Sprint Communications Company L.P.
        Attn: Law Dept.- Marketing & Sales (Business
        KSOPHT0101-22525
        6391 Sprint Parkway
        Overland Park, KS 66251-2525
If to Customer: Norstan Network Services Inc.
        Attn: Mike Kempffer
        5101 Shady Oak Road
        Minnetonka, MN  55343

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XXIV. MISCELLANEOUS

     A. Headings. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement's terms.

     B. Choice of Law. This Agreement and all claims relating to the, relationship between the Parties, including all claims in tort, contract, at law or in equity will be governed by, enforced and interpreted under Kansas law without regard to the Kansas choice of law principles.

     C. Rules of Construction. No rule of construction requiring interpretation against the draftsman will apply in the interpretation of this Agreement.

     D. Modification of Agreement. This Agreement may be modified only by written amendment signed. by duly authorized representatives of both Parties.

     E. Waiver of Terms. If either Party fails to enforce any right or remedy available under this Agreement, that failure does not waive that right or remedy with respect to any other breach.

     F. Partial Invalidity. If a court or arbitrator finds any of this Agreement's provisions to be invalid, illegal, or unenforceable, the unaffected provisions of this Agreement will remain in effect The Parties will negotiate a substitute for the invalid, illegal or unenforceable provision that is consistent with their original intent.

     G. Cumulative Remedies. Except as otherwise provided in this Agreement, the remedies in this Agreement are in addition to any other remedies available at law or in equity.

     H. No Third Party Beneficiaries. This Agreement's benefits do not extend to any third party unless expressly stated in the Agreement.

     I. Entire Agreement. This Agreement, including Attachments and any referenced documents and instruments, is the entire understanding between the Parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter of this Agreement. Customer is not relying upon any representations or promises not stated in this Agreement.

     J. Expiration of Offer. Sprint may withdrew Its offer to enter Into this Agreement if the Agreement is not signed by both Parties within 45 days after the Proposal Date stated on Attachment A.

EXECUTED and made effective as provided in this Agreement.

NORSTAN NETWORK SERVICES



/s/                                           /s/
By: Scott Foote                               By Art MacDowell
President                                     Vice President - Wholesale Sales
7/25/02                                       8/27/02